SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2005

CALLIDUS SOFTWARE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50463	77-0438629
(Commission File Number)	(IRS Employer Identification No.)

160 W. Santa Clara St., Suite 1500 San Jose, CA	95113
(Address of Principal Executive Offices)	(Zip Code)

(408) 808-6400
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

   Item 1.01. Entry into a Material Definitive Agreement

The information set forth in Item 5.02 is incorporated herein by reference.

Section 5 – Corporate Governance and Management

   Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 11, 2005, William B. Binch was appointed to the Board of Directors of Callidus Software Inc. as a Class II Director. Mr. Binch has informed Callidus that he will stand for re-election as a Class II Director at the annual meeting to be held on June 7, 2005. Mr. Binch will serve on the Audit Committee and the Compensation Committee. On April 11, 2005, the Company issued a press release announcing Mr. Binch’s election, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. There are no arrangements or understandings between Mr. Binch and any other persons pursuant to which Mr. Binch was selected as a director. Mr. Binch has not entered into any transaction with Callidus that is required to be disclosed under Item 404(a) of Regulation S-K. Mr. Binch will be compensated for his service on the Board of Directors in accordance with Callidus’ director compensation policy. As part of this policy, Mr. Binch will be granted options to purchase common stock of Callidus, along with receiving a change of control agreement providing for accelerated vesting of 50% of his outstanding options in the event of a change of control of Callidus.

Mr. R. David Spreng, who is also currently serving as a Class II Director, will not stand for re-election to the Board of Directors at the annual meeting on June 7, 2005 due to his other personal and professional commitments.

Section 9 - Financial Statements and Exhibits

   Item 9.01 Financial Statements and Exhibits

      (c) Exhibits

            99.1 Press Release, dated April 11, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.

Date:	April 12, 2005	By:	/s/ Ronald J. Fior

			Name:	Ronald J. Fior
			Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

99.1          Press Release, dated April 11, 2005.